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EXHIBIT 10.23

Execution Copy

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of February 12, 2004, by and among Court Square Capital Limited, a Delaware corporation (the "Seller"), and Euramax International, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company desires to purchase from the Seller, and the Seller desires to sell to the Company, 169,680.62 shares (the "Shares") of Class A voting Common Stock, par value $1.00 per share, of the Company for a purchase price of $400.00 per share.

        NOW THEREFORE, in consideration of the foregoing and the mutual agreements, representations, warranties and provisions contained herein, and intending to be legally bound, the parties hereby agree as follows:

        1.    Sale and Transfer of Shares; Closing

          1.1.    Shares.    At the Closing (as hereinafter defined), the Seller will sell and transfer to the Company the Shares, and the Company will purchase from the Seller the Shares.

          1.2.    Consideration.    The aggregate purchase price for all of the Shares is $67,872,248.00 (the "Purchase Price"), to be paid by the Company to Seller.

          1.3.    Closing.    Unless this Agreement shall have been terminated pursuant to Section 5 hereof, the purchase and sale (the "Closing") provided for in this Agreement will take place one business day after the conditions set forth in Section 4 have been satisfied (excluding those conditions that by their nature must be satisfied on the Closing Date) at the offices of the Company, 5445 Triangle Parkway, Suite 350, Norcross, Georgia, or at such other time and place as is agreed to in writing by the parties.

          1.4.    Closing Obligations.

            (a)    At the Closing, the Seller shall deliver to the Company the certificate(s) representing the Shares, duly endorsed for transfer to the Company (or with separate stock powers attached thereto duly endorsed for transfer to the Company); and

            (b)    At the Closing, the Company shall deliver to the Seller the Purchase Price, by wire transfer of immediately available funds to a bank account designated in writing by the Seller for that purpose.

          1.5.    Cancellation of Shares.    Upon the consummation of the purchase and sale of the Shares, the Company shall cancel the Shares in its stock registry, and thereafter the Shares will no longer be issued and outstanding.

        2.    Representations and Warranties of the Seller.    The Seller hereby represents and warrants to the Company as follows:

          2.1.    Authority.    This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Seller has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          2.2.    Validity of Contemplated Transactions.    The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not (i) contravene or violate any law, rule or regulation to which the Seller is subject or any judgment, order, writ, injunction or decree which is applicable to the Seller, or (ii) violate, be in conflict with or result in the breach of (with or without the giving of notice or lapse of time, or both), or give rise to the acceleration of any rights or creation of any third party rights resulting from, or require a consent, waiver or notification which has not been obtained from or made to any other party to, any contract, agreement, document or other instrument to or by which the Seller is a party or otherwise bound or affected, except in the foregoing clause (ii) for such violations, conflicts, breaches, accelerations, consents, waivers or notifications which are not material to the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by the Seller.

        2.3.    Title to Shares; Ownership.

            (a)    The Seller is the beneficial owner and has good, valid, and marketable title to the Shares, free and clear of any pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind (each an "Encumbrance"), except for any Encumbrance resulting from the Securities Holders Agreement, dated April 15, 2003, by and among Seller, the Company and the other stockholders of the Company named therein (the "Stockholders Agreement"). Upon the sale and transfer of the Shares to the Company, the Company will have good, valid and marketable title to the Shares, free and clear of any Encumbrance except for any Encumbrance resulting from the Stockholders Agreement.

            (b)    Except as set forth in this Agreement or the Stockholders Agreement, the Seller is not a party to any contract, commitment, arrangement, understanding, or restriction with respect to the Shares that provides for the Seller to vote, acquire, transfer, or refrain from transferring the Shares. Seller holds exclusive power to vote the Shares and has not granted a proxy to any other person or entity to vote the Shares.

        3.    Representations and Warranties of the Company.    The Company represents and warrants to the Seller as follows:

          3.1.    Authority.    This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Seller, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          3.2.    Validity of Contemplated Transactions.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) contravene or violate any law, rule or regulation to which the Company is subject or any judgment, order, writ, injunction or decree which is applicable to the Company, or (ii) violate, be in conflict with or result in the breach of (with or without the giving of notice or lapse of time, or both), or give rise to the acceleration of any rights or creation of any third party rights resulting from, or require a consent, waiver or notification which has not been obtained from or made to any other party to, any contract, agreement, document or other instrument to or by which the Company is a party or otherwise bound or affected (including without limitation, as of the Closing Date, (x) the Company's Third Amended and Restated Credit Agreement, dated October 9, 2003, as amended (the "Senior Credit Agreement") and (y) the Company's Indenture, dated August 6, 2003, governing the Company's 8 1/2% Senior Subordinated Notes (the "Indenture")), except in the foregoing clause (ii) for such violations, conflicts, breaches, accelerations, consents, waivers or notifications which are not material to the consummation of the transactions contemplated hereby. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by the Company.

        4.    Conditions to Closing.

          4.1.    Company Conditions to Closing.    The obligations of the Company to purchase the Shares on the Closing Date are subject to the fulfillment on or before the Closing of each of the following conditions:

            (a)    The representations and warranties of Seller contained in Section 2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

            (b)    The Company shall have satisfied and continue to be in compliance with the requirements (or such requirements shall have been waived by Wachovia Bank, National Association, as Agent) of Section 7.4(a)(vii) of the Senior Credit Agreement as of the Closing Date; and

            (c)    The Company shall be in compliance with Section 4.06(b)(x) of the Indenture as of the Closing Date.

          4.2.    Seller Condition to Closing.    The obligations of Seller to sell and transfer to Buyer the Shares on the Closing Date are subject to the fulfillment on or before the Closing of the condition (which Seller may waive, in whole or in part, at its sole discretion) that the representations and warranties of Buyer contained in Section 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

        5.    Termination.    This Agreement may be terminated at any time prior to Closing by mutual consent and without liability to either party, subject to the Company's obligations in Section 6.5 hereof.

        6.    Miscellaneous.

          6.1.    Further Assurances.    The parties agree to execute and deliver to each other such other documents and to do such other acts and things as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions referred to in this Agreement.

          6.2.    Entire Agreement and Modification.    This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          6.3.    Assignments, Successors, No Third-Party Rights.    No party may assign any of its rights under this Agreement without the prior consent of the other party. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties. This Agreement and all of its terms are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

          6.4.    Governing Law.    This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

          6.5.    Fees and Expenses.    Whether or not the Closing occurs and this Agreement is terminated, the Company shall bear the reasonable fees and expenses of each party (including legal fees) incurred in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

          6.6.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures appear on the following page]

        IN WITNESS WHEREOF, the parties have executed and deliver this Agreement as of the date first written above.

COURT SQUARE CAPITAL LIMITED
By:	/s/ JOSEPH M. SILVESTRI Name: Joseph M. Silvestri Title: Vice President
EURAMAX INTERNATIONAL, INC.
By:	/s/ J. DAVID SMITH Name: J. David Smith Title: Chief Executive Officer

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  EXHIBIT 10.23
  Execution Copy
STOCK PURCHASE AGREEMENT